Exhibit 99.1

Ra Pharmaceuticals Announces Proposed Public Offering of Common Stock

Cambridge, MA.—(BUSINESS WIRE)—February 13, 2018 — Ra Pharmaceuticals, Inc. (NASDAQ: RARX) (“Ra Pharma”) today announced that it intends to offer and sell, subject to market and other conditions, $50 million of its common stock in an underwritten public offering. Ra Pharma expects to grant the underwriters a 30-day option to purchase up to $7.5 million of additional shares of its common stock.

Credit Suisse, Jefferies, and BMO Capital Markets are acting as joint book-running managers for the offering. SunTrust Robinson Humphrey is acting as lead manager.

Ra Pharma intends to use the net proceeds from the offering, in addition to our existing cash resources, to fund its Phase 2 trial for RA101495 for gMG, and for working capital and general corporate purposes.

The securities described will be offered by Ra Pharma pursuant to a shelf registration statement on Form S-3 (No. 333-221266), including a base prospectus. The securities will be offered only by means of a prospectus. A preliminary prospectus supplement related to the offering and a final prospectus related to the offering will be filed with the SEC and will be available on the SEC’s website located at www. sec.gov. Copies of the preliminary prospectus supplements and the accompanying prospectuses relating to the securities being offered may also be obtained, when available, from: Credit Suisse Securities (USA) LLC, Attn: Prospectus Dept., One Madison Avenue, New York, NY 10010, by telephone at 800- 221-1037 or by email at newyork.prospectus@credit-suisse.com; Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or BMO Capital Markets Corp., Attention: Equity Syndicate Department, 3 Times Square, New York, NY 10036, telephone: (800) 414-3627, email: bmoprospectus@bmo.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Ra Pharmaceuticals

Ra Pharmaceuticals is a clinical stage biopharmaceutical company focusing on the development of next-generation therapeutics for complement-mediated diseases. The Company discovers and develops peptides and small molecules to target key components of the complement cascade.

Forward-Looking Statement

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the completion and anticipated proceeds of the proposed offering. All such forward-looking statements are based on management’s current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. These risks and uncertainties related to fluctuations in our stock price, changes in market conditions and satisfaction of customary closing conditions related to the public offering, as well as the other factors discussed in the “Risk Factors” section in Ra Pharma’s most recently filed Annual Report on Form 10-K, as well as other risks detailed in Ra Pharma’s subsequent filings with the Securities and Exchange Commission. There can be no assurance that Ra Pharma will be able to complete the proposed public offering on the anticipated terms. All information in this press release is as of the date of the release, and Ra Pharma undertakes no duty to update this information unless required by law.

Contact

Investors:

Jennifer Robinson

Ra Pharmaceuticals, Inc.

617.674.9873

jrobinson@rapharma.com

Media:

Eliza Schleifstein

Argot Partners

917.763.8106

eliza@argotpartners.com